Exhibit 99.2

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UNAUDITED COMBINED PRO FORMA

FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheets as of September 30, 2019 and the unaudited pro forma combined statements of operations for the year ended September 30, 2019 give effect to the acquisition of Advanced Interactive Gaming, Inc. (“AIG”) by Virtual Interactive Technologies Corp (f/k/a Mascota Resources Corp., “VIT”) effective as of the beginning of the year ended September 30, 2019, including the related pro forma adjustments described in the notes thereto.

The acquisition was accounted for as a reverse merger because (1) AIG has the ability to elect majority of the members of the Board of Directors, (2) the management of the combined entity will consist primarily of management of AIG, and (3) the operations of AIG will be the operations of the combined entity moving forward. The pre-merger assets and liabilities of VIT were brought forward at their fair value which approximated the purchase price. As there was deminimus excess purchase price due to stock exchanges between the companies and commensurate deemed values thereof, no intangibles or goodwill were recorded in connection with the business combination.

The unaudited pro forma balance sheets have been prepared as if the transaction was recorded on AIG’s books as of September 30, 2019. The unaudited pro forma combined statement of operation has been prepared as if the proposed transaction occurred on the first day of the fiscal year presented. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transaction become effective on the above-mentioned date.

The historical data for AIG as of and for the fiscal year ended September 30, 2019 has been derived from the audited financial statements of AIG included elsewhere in this Form 8K and VIT’s September 30, 2019 Form 10K as filed with the SEC. The historical data for VIT as of September 30, 2019 has been derived from the audited financial statements for VIT included in VIT’s September 30, 2019 Form 10K.

The unaudited pro forma combined balance sheets and statements of operations should be read in conjunction with the separate historical financial statements and notes thereto of AIG and VIT.

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Virtual Interactive Technologies Corp.

Combined Pro Forma Balance Sheets

As of September 30, 2019

(Unaudited)

	AIG	VIT	Combined				Consolidated
	September 30,	September 30,	September 30,		Merger Entries		September 30,
	2019	2019	2019	Entry #	Debit	Credit	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,324	$1,812	$36,136				$36,136
Royalties receivable	269,594	-	269,594				269,594
Accounts receivable, related party	8,970	-	8,970				8,970
Notes receivable, related party	10,000	(10,000)	-				-
Other assets	2,660	-	2,660				2,660
Total current assets	$325,548	$(8,188)	$317,360		$-	$-	$317,360

Land and improvements	-	36,195	36,195				36,195
TOTAL ASSETS	$325,548	$28,007	$353,555		$-	$-	$353,555

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$84,401	$10,006	$94,407				$94,407
Notes payable, related party	-	50,900	50,900				50,900
Interest payable, related party	-	3,371	3,371				3,371
Convertible notes payable	-	10,000	10,000				10,000
Interest payable	-	5,484	5,484				5,484
Total current liabilities	84,401	79,761	164,162		-	-	164,162

LONG-TERM LIABILITIES:
Notes payable, related party	750,000	9,000	759,000				759,000
Interest payable, related party	69,341	-	69,341				69,341
Notes payable	-	45,000	45,000				45,000
Total liabilities	903,742	133,761	1,037,503		-	-	1,037,503

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Preferred Stock, $0.01 par value; 10,000,000 shares authorized; 50,000 shares issued and outstanding		500	500				500
Series B Convertible Preferred Stock, $ 0.01 par value; 10,000,000 shares authorized; 595,612 shares issued and outstanding		-	-	1)		5,956	5,956
Common Stock, $ 0.001 par value; 90,000,000 shares authorized, 6,817,484 shares issued and outstanding	62	6,849	6,911	4)	62	6,175	6,817
				3)		300
				2)	6,507

Additional paid-in-capital	4,430,039	303,741	4,733,780				4,313,011
				2)		6,507
				4)	24,237	18,124
				3)		900
				1)	5,956
				5)	416,844	737

Accumulated deficit	(5,008,295)	(416,844)	(5,425,139)	3)	1,200		(5,010,232)
				5)	737	416,844
Total stockholders’ equity (deficit)	(578,194)	(105,754)	(683,948)		455,543	455,543	(683,948)
Total liabilities and stockholders’ equity (deficit)	$325,548	$28,007	$353,555		$455,543	$455,543	$353,555

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Virtual Interactive Technologies, Corp.

Combined Pro Forma Statements of Operations

Year Ended September 30, 2019

(Unaudited)

	AIG	VIT
	Year	Year	Combined				Combined
	ended	ended	Year ended				Year ended
	September 30,	September 30,	September 30,		Merger Entries		September 30,
	2019	2019	2019	Entry #	Debit	Credit	2019

Revenue - royalties	$334,394	$-	$334,394		-	-	$334,394

Operating expenses:
General, administrative and selling	332,640	85,019	417,659	3)	1,200	-	418,859
Research and development	208,116	-	208,116		-	-	208,116
Impairment of royalty contract	352,000	-	625,000		-	-	625,000
Total operating expenses	892,756	85,019	1,250,775		1,200	-	1,251,975

Loss before other expense	(558,362)	(85,019)	(916,381)		(1,200)	-	(917,581)

Other expense
Interest expense, related party	182,271	3,594	185,865		-	-	185,865
Interest expense	-	3,019	3,019		-	-	3,019
Impairment of long term asset	-	90,968	90,968		-	-	90,968
Other expense	7,517		7,517		-	-	7,517
Total other expense	189,788	97,581	287,369		-	-	287,369

Net loss	$(748,150)	$(182,600)	$(1,203,750)		$(1,200)	$-	$(1,204,950)

Loss per share, basic and fully diluted	$(0.11)	$(0.56)	$(0.17)				$(0.17)
Weighted average number of shares outstanding -
Basic and fully diluted	6,903,959	326,082	7,230,041				7,230,041

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NOTES TO THE UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

1)	Velocity Capital Ltd. accepted 595,612 shares of Series B Preferred stock, par value $.01, in VIT in exchange for AIG debt totaling $2,404,900.
2)	VIT effected a 20:1 reverse stock split for existing shareholders prior to the merger with AIG.
3)	VIT issued 300,000 shares for services valued at $1,200.
4)	Executed share exchange agreement between AIG and VIT for 5,175,000 shares on a 1:1 basis; Executed a share exchange agreement between AIG CEO and VIT issuing 1,000,000 shares of VIT for 3,900,000 shares of AIG.
5)	Elimination of VIT’s accumulated deficit.
6)	AIG Ltd shares were redeemed, cancelled and exchanged at a valuation of $0.001 per share. AIG, shares were issued and exchanged at a valuation of $0.004 per share. For comparison purposes, AIG, Ltd shares are being presented as a 1:4 reverse split to reflect the economics of the transaction.
7)	The weighted average shares of VIT reflect a 1:20 reverse split approved by the majority of shareholders on September 25, 2019.

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